CNX Midstream Reports Second Quarter Results and
Provides Updated 2020 Guidance

PITTSBURGH (July 30, 2019) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", "CNX Midstream" or the "Partnership") today reported financial and operational results for the three and six months ended June 30, 2019(1).
Second Quarter Results
The Partnership continued its solid financial performance during the three and six months ended June 30, 2019. Comparative results net to the Partnership, with the exception of operating cash flows, which is presented on a gross consolidated basis, were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net income	$46.7	$30.0	$81.9	$57.9
Net cash provided by operating activities	$74.8	$53.7	$124.7	$95.5
Adjusted EBITDA (non-GAAP)(2)	$59.3	$41.3	$113.8	$76.2
Distributable cash flow (non-GAAP)(2)	$46.9	$31.6	$89.9	$60.9

•	Cash distribution coverage(2) of 1.53x on an as-declared basis

"CNXM continued to deliver strong results as evidenced by the second quarter," commented Nicholas J. DeIuliis, CEO of CNX Midstream GP LLC (the "General Partner"). "As compared to the second quarter of 2018, Adjusted EBITDA and distributable cash flow were up by 44% and 48%, respectively. This marks the 17th consecutive quarterly cash distribution increase at the targeted 15% annual growth rate, and CNXM's focus on operational execution resulting in strong financial performance supports our plan to continue 15% annual distribution growth through 2023 without drop-down transactions or need to access the equity capital markets. The 2019 capital build out is rapidly coming to an end, and we expect that the company will generate approximately $130 million in free cash flow in 2020."

2019 and 2020 Guidance
Based on current expectations, management provides the following update:

($ in millions)	2019E			2020E
	Reaffirmed			Updated
Throughput (BBtu/d)*	1,400	-	1,500	1,650	-	1,800
Capital Expenditures	$310	-	$330	$80	-	$100
Adjusted EBITDA	$200	-	$220	$250	-	$270
Distributable Cash Flow	$150	-	$170	$185	-	$205
Distribution Coverage	1.2x	-	1.4x	1.2x	-	1.3x
LP Distribution Growth Target	15%			15%
* Excludes third-party volumes under high-pressure short-haul agreements.

Quarterly Distribution
As previously announced, the Board of Directors of its general partner, CNX Midstream GP LLC, has declared a cash distribution of $0.3865 per unit with respect to the second quarter of 2019. The distribution will be made on August 14, 2019 to unitholders of record as of the close of business on August 6, 2019. The distribution, which equates to an annual rate of $1.546 per unit, represents an increase of 3.6% over the prior quarter, and an increase of 15% over the distribution paid with respect to the second quarter of 2018.
Capital Investment and Resources
For the second quarter of 2019, CNX Midstream's total capital investment net to the Partnership was $103.4 million, which includes investment in expansion projects of $98.2 million and maintenance capital of $5.2 million.

As of June 30, 2019, CNX Midstream had outstanding borrowings of $208.0 million under its $600.0 million revolving credit facility.
Second Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss second quarter 2019 financial and operational results, is scheduled for July 30, 2019 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone by dialing 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through August 6, 2019 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10133226.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have or had been jointly owned, as applicable, by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. In connection with the transaction with HG Energy, the Partnership distributed its 5% interest in the Growth System to CNX Gathering and has no remaining interests in the Growth Systems. The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these two development companies, it fully consolidates their financial results. CNX Gathering, which is wholly owned by CNX Resources Corporation, owns a 95% noncontrolling interest in the Additional Systems of the Partnership.

(2)
Adjusted EBITDA, DCF, and cash distribution coverage are not measures or ratios that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contacts:

Investor Relations:	Media:
Tyler Lewis	Brian Aiello
724-485-3157	724-485-3078
tylerlewis@cnx.com	brianaiello@cnx.com
* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.

* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended March 31, 2019 and our anticipated 2019 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: if either or both of our two largest customers, who account for substantially all of our revenue, change their business strategies, or take actions that otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, our revenue would decline and we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; because of the natural decline in production from existing wells, our success, in part, depends on our ability to maintain or increase natural gas and condensate throughput volumes on our midstream systems, which depends on the level of development and completion activity on acreage dedicated to us; many of our gathering agreements do not include minimum volume commitments; certain of our dedicated acreage is either not held by production by our customers or has not yet been earned by them; the highly competitive nature of our industry may adversely impact our ability to attract dedications of third-party volumes, which could limit our ability to grow and continue our dependence on our existing customers; increased competition from other companies that provide midstream services could have a negative impact on the demand for our services, which could adversely affect our financial results; we may not be able to make attractive offers to CNX on our ROFO acreage;  our only assets are controlling ownership interests in our operating subsidiaries, so our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; some of our gathering agreements with our customers provide for the release of dedicated acreage or fee credits in certain situations; we are responsible for any mine subsidence costs in the future; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering or CNX, which could limit our ability to increase our distributable cash flow; we may be unable to acquire additional properties from third parties in the future and any acquired properties may not provide the anticipated benefits; if third-party pipelines, whether upstream or downstream, or other midstream facilities interconnected to our gathering systems become partially or fully unavailable, our operating margin, cash flow and ability to make cash distributions to our unitholders could be adversely affected; to maintain and grow our business, we will be required to make substantial capital expenditures; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; the amount of cash we have available for distribution to our unitholders depends primarily on our cash flow and not solely on our profitability, which may prevent us from making distributions, even during periods in which we record net income; our construction of new gathering, compression, dehydration, treating or other midstream assets may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our cash flows, results of operations and financial condition and, as a result, our ability to distribute cash to our unitholders; the provisions and restrictions in our revolving credit facility and other debt agreements, and the risks associated therewith, could adversely affect our business, financial condition, results of operations and ability to make quarterly cash distributions to our unitholders; environmental regulations can increase costs and introduce uncertainty that could adversely impact our or our customers' operations; existing and future governmental laws, regulations and other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations; we may incur significant costs and liabilities as a result of pipeline operations and related increases in the regulation of gas gathering pipelines; climate change laws and regulations restricting emissions of greenhouse gases at the federal or state level could result in increased operating costs and reduced demand for the natural gas that we gather, while potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects; our business involves many hazards and operational risks, some of which may not be fully covered by insurance, and the occurrence of a significant accident or other event that is not fully insured could curtail our operations and have a material adverse effect on our ability to distribute cash and, accordingly, the market price for our common units; cyber-incidents could have a material adverse effect on our business, financial condition or results of operations; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor in the Appalachian Basin could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; our success depends on key members of our general partner's senior management team and our ability to attract and retain experienced technical and other professional personnel; increases in interest rates could adversely impact our business, common unit price, our ability to issue equity or incur debt for acquisitions, capital expenditures or other purposes and our ability to make cash distributions at our intended levels; terrorist activities could materially and adversely affect our business and results of operations; negative public perception regarding our industry could have an adverse effect on our operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; we have no control over the business decisions and operations of CNX, and CNX is under no obligation to adopt a business strategy that favors us; our general partner's discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.

Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Commission on February 7, 2019 and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Gathering revenue — related party	$59,205	$37,576	$112,981	$75,306
Gathering revenue — third party	18,896	23,438	37,339	49,577
Total Revenue	78,101	61,014	150,320	124,883
Expenses
Operating expense — related party	6,514	5,079	12,062	9,514
Operating expense — third party	6,188	7,406	12,162	15,874
General and administrative expense — related party	4,027	3,620	7,994	7,232
General and administrative expense — third party	1,364	2,319	2,900	4,868
(Gain) loss on asset sales and abandonments	—	(254)	7,229	2,501
Depreciation expense	5,860	5,443	11,510	11,299
Interest expense	7,685	7,119	15,024	9,608
Total Expense	31,638	30,732	68,881	60,896
Net Income	46,463	30,282	81,439	63,987
Less: Net (loss) income attributable to noncontrolling interest	(282)	277	(413)	6,135
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$46,745	$30,005	$81,852	$57,852

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$46,745	$30,005	$81,852	$57,852
Less: General partner interest in net income, including incentive distribution rights	6,325	2,903	11,604	5,055
Limited partner interest in net income	$40,420	$27,102	$70,248	$52,797

Earnings per limited partner unit:
Basic	$0.63	$0.43	$1.10	$0.83
Diluted	$0.63	$0.43	$1.10	$0.83

Weighted average number of limited partner units outstanding:
Basic	63,732	63,638	63,715	63,630
Diluted	63,755	63,677	63,759	63,670

Cash distributions declared per unit (*)	$0.3865	$0.3361	$0.7597	$0.6606

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except number of units)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$11,677	$3,966
Receivables — related party	19,028	17,073
Receivables — third party	6,681	7,028
Other current assets	1,648	2,383
Total Current Assets	39,034	30,450
Property and Equipment:
Property and equipment	1,171,084	974,394
Less — accumulated depreciation	94,107	82,619
Property and Equipment — Net	1,076,977	891,775
Other Assets:
Operating lease right of use asset	7,875	—
Other assets	3,731	3,203
Total Other Assets	11,606	3,203

TOTAL ASSETS	$1,127,617	$925,428

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$33,299	$9,401
Accrued interest payable	7,901	7,761
Accrued liabilities	55,095	26,757
Due to related party	3,425	4,980
Total Current Liabilities	99,720	48,899
Other Liabilities:
Revolving credit facility	208,000	84,000
Long-term debt	393,688	393,215
Long-term operating lease liabilities	1,171	—
Total Other Liabilities	602,859	477,215

Total Liabilities	702,579	526,114

Partners' Capital and Noncontrolling Interest:
Limited partner units (63,735,464 issued and outstanding at June 30, 2019 and 63,639,676 issued and outstanding at December 31, 2018)	344,530	320,543
General partner interest	13,050	10,900
Partners' capital attributable to CNX Midstream Partners LP	357,580	331,443
Noncontrolling interest	67,458	67,871
Total Partners' Capital and Noncontrolling Interest	425,038	399,314
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$1,127,617	$925,428

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$46,463	$30,282	$81,439	$63,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	6,328	5,833	12,449	11,872
Unit-based compensation	541	690	1,153	1,269
(Gain) loss on asset sales and abandonments	—	(254)	7,229	2,501
Other	30	270	41	387
Changes in assets and liabilities:
Due to/from affiliate	(1,346)	878	(3,269)	1,888
Receivables — third party	(101)	2,099	347	705
Other current and non-current assets	1,932	758	(7,039)	108
Accounts payable and other accrued liabilities	20,906	13,118	32,316	12,824
Net Cash Provided by Operating Activities	74,753	53,674	124,666	95,541

Cash Flows from Investing Activities:
Capital expenditures	(104,310)	(25,615)	(182,867)	(41,587)
Proceeds from sale of assets	—	646	—	6,462
Net Cash Used in Investing Activities	(104,310)	(24,969)	(182,867)	(35,125)

Cash Flows from Financing Activities:
Contributions from (distributions to) general partner and noncontrolling interest holders, net	—	2,004	30	(3,505)
Vested units withheld for unitholders taxes	(26)	—	(690)	(347)
Quarterly distributions to unitholders	(28,940)	(22,700)	(56,208)	(44,189)
Net payments on unsecured $250.0 million credit facility	—	—	—	(149,500)
Net borrowings on secured $600.0 million credit facility	71,350	(9,000)	124,000	11,000
Proceeds from issuance of long-term debt, net of discount	—	—	—	394,000
Debt issuance costs	(1,220)	(268)	(1,220)	(5,362)
Acquisition of Shirley-Penns System	—	—	—	(265,000)
Net Cash Provided by (Used in) Financing Activities	41,164	(29,964)	65,912	(62,903)

Net Increase (Decrease) in Cash	11,607	(1,259)	7,711	(2,487)
Cash at Beginning of Period	70	1,966	3,966	3,194
Cash at End of Period	$11,677	$707	$11,677	$707

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for gains or losses on asset sales and abandonments and other non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest expense and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of Adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2019	2018	2019	2018
Net Income	$46,463	$30,282	$81,439	$63,987
Depreciation expense	5,860	5,443	11,510	11,299
Interest expense	7,685	7,119	15,024	9,608
EBITDA	60,008	42,844	107,973	84,894
Non-cash unit-based compensation expense	541	690	1,153	1,269
(Gain) loss on asset sales and abandonments	—	(254)	7,229	2,501
Adjusted EBITDA	60,549	43,280	116,355	88,664
Less:
Net (loss) income attributable to noncontrolling interest	(282)	277	(413)	6,135
Depreciation expense attributable to noncontrolling interest	395	674	789	2,339
Other expenses attributable to noncontrolling interest	1,098	1,224	2,218	1,660
(Gain) loss on asset sales attributable to noncontrolling interest	—	(242)	—	2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$59,338	$41,347	$113,761	$76,155
Less: cash interest expense, net to the Partnership	7,282	5,573	13,886	7,588
Less: maintenance capital expenditures, net to the Partnership	5,168	4,125	10,003	7,708
Distributable Cash Flow	$46,888	$31,649	$89,872	$60,859

Net Cash Provided by Operating Activities	$74,753	$53,674	$124,666	$95,541
Interest expense	7,685	7,119	15,024	9,608
(Gain) loss on asset sales and abandonments	—	(254)	7,229	2,501
Other, including changes in working capital	(21,889)	(17,259)	(30,564)	(18,986)
Adjusted EBITDA	60,549	43,280	116,355	88,664
Less:
Net (loss) income attributable to noncontrolling interest	(282)	277	(413)	6,135
Depreciation expense attributable to noncontrolling interest	395	674	789	2,339
Other expenses attributable to noncontrolling interest	1,098	1,224	2,218	1,660
(Gain) loss on asset sales attributable to noncontrolling interest	—	(242)	—	2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$59,338	$41,347	$113,761	$76,155
Less: cash interest expense, net to the Partnership	7,282	5,573	13,886	7,588
Less: maintenance capital expenditures, net to the Partnership	5,168	4,125	10,003	7,708
Distributable Cash Flow	$46,888	$31,649	$89,872	$60,859

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q3 2018		Q4 2018		Q1 2019		Q2 2019		Twelve Months Ended June 30, 2019
Net Income	$33,575		$41,433		$34,976		$46,463		$156,447
Depreciation expense	5,306		5,334		5,650		5,860		22,150
Interest expense	7,255		6,751		7,339		7,685		29,030
EBITDA	46,136		53,518		47,965		60,008		207,627
Non-cash unit-based compensation expense	506		636		612		541		2,295
Loss on asset sales and abandonments	—		—		7,229		—		7,229
Adjusted EBITDA	46,642		54,154		55,806		60,549		217,151
Less:
Net loss attributable to noncontrolling interest	(64)		(1,118)		(131)		(282)		(1,595)
Depreciation expense attributable to noncontrolling interest	396		393		394		395		1,578
Other expenses attributable to noncontrolling interest	1,280		1,389		1,120		1,098		4,887
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,030		$53,490		$54,423		$59,338		$212,281
Less: cash interest expense, net to the Partnership	5,593		6,040		6,604		7,282		25,519
Less: maintenance capital expenditures, net to the Partnership	4,449		4,735		4,835		5,168		19,187
Distributable Cash Flow	$34,988		$42,715		$42,984		$46,888		$167,575

Net Cash Provided by Operating Activities	$35,666		$48,908		$49,913		$74,753		$209,240
Interest expense	7,255		6,751		7,339		7,685		29,030
Loss on asset sales and abandonments	—		—		7,229		—		7,229
Other, including changes in working capital	3,721		(1,505)		(8,675)		(21,889)		(28,348)
Adjusted EBITDA	46,642		54,154		55,806		60,549		217,151
Less:
Net loss attributable to noncontrolling interest	(64)		(1,118)		(131)		(282)		(1,595)
Depreciation expense attributable to noncontrolling interest	396		393		394		395		1,578
Other expenses attributable to noncontrolling interest	1,280		1,389		1,120		1,098		4,887
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,030		$53,490		$54,423		$59,338		$212,281
Less: cash interest expense, net to the Partnership	5,593		6,040		6,604		7,282		25,519
Less: maintenance capital expenditures, net to the Partnership	4,449		4,735		4,835		5,168		19,187
Distributable Cash Flow	$34,988		$42,715		$42,984		$46,888		$167,575
Distributions Declared	$25,678		$27,268		$28,940		$30,637		$112,523
Distribution Coverage Ratio - Declared	1.36	x	1.57	x	1.49	x	1.53	x	1.49	x

Distributable Cash Flow	$34,988		$42,715		$42,984		$46,888		$167,575
Distributions Paid	$24,176		$25,678		$27,268		$28,940		$106,062
Distribution Coverage Ratio - Paid	1.45	x	1.66	x	1.58	x	1.62	x	1.58	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected Adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2019 and 2020 expected guidance ranges of Adjusted EBITDA (2019: $200-$220 million; 2020: $250-$270 million) and full year distributable cash flow (2019: $150-$170 million; 2020: $185-$205 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (Dollars in millions)	Forecast 2019 Estimate	Forecast 2020 Estimate
Net Income	$151	$194
Depreciation expense	26	29
Interest expense	35	43
EBITDA	212	266
Non-cash unit-based compensation expense	3	3
Adjusted EBITDA	215	269
Less:
Net income attributable to noncontrolling interest	3	7
Depreciation and other expenses attributable to noncontrolling interest	2	2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$210	$260
Less: cash interest expense, net to the Partnership	33	40
Less: maintenance capital expenditures, net to the Partnership	17	25
Distributable Cash Flow	$160	$195
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30, 2019
	Development Company
	Anchor	Additional	Total
Income Summary
Revenue	$76,298	$1,803	$78,101
Expenses	29,538	2,100	31,638
Net Income (Loss)	$46,760	$(297)	$46,463

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	879	3	882
Wet gas (BBtu/d)	670	61	731
Other (BBtu/d)*	178	—	178
Total Gathered Volumes	1,727	64	1,791

Capital Investment
Maintenance capital	$5,155	$251	$5,406
Expansion capital	98,167	737	98,904
Total Capital Investment	$103,322	$988	$104,310

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$5,155	$13	$5,168
Expansion capital	98,167	37	98,204
Total Capital Investment Net to CNX Midstream Partners LP	$103,322	$50	$103,372
*Includes condensate handling and third-party volumes we gather under high-pressure short-haul agreements.